Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2004 relating to the financial statements of RadioShack Corporation, which appears in RadioShack Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Fort Worth, Texas

August 10th, 2004